UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

ONE HORIZON GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36530	46-3561419
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

649 NE 81st Street Miami, FL	33138
(Address of principal executive offices)	(Zip Code)

+44(0)20 7409 5248

(Registrant’s telephone number, including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2019, One Horizon Group, Inc., a Delaware corporation (the “Company”), entered into a consulting agreement (the “Consulting Agreement”) with One Percent Investments, Inc., a Delaware corporation (the “Consultant”), pursuant to which the Consultant agreed to (i) provide consulting and liaison services to the Company relating to the Company’s further development and implementation of its corporate and business plan; (ii) advise the Company with respect to potential merger and/or acquisition activities, alliances, joint ventures and corporate restructuring and (iii) provide other services as agreed to by the Company and Consultant which are mutually deemed by the Company and the Consultant to be reasonably necessary or appropriate to enhance the Company’s business.

In consideration for services rendered by the Consultant to the Company under the Consulting Agreement, the Company agreed to issue the Consultant an aggregate of five million (5,000,000) restricted shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company immediately upon execution of the Consulting Agreement. The Shares are subject to anti-dilution protection regarding any reverse stock splits of the Company’s Common Stock. The Company has also agreed to compensate the Consultant with an amount of Common Stock or cash equal to five percent (5%) of the total purchase price in connection with the Company’s acquisition of an entity introduced by the Consultant to the Company and resulting in the Company owning not less than fifty-one percent (51%) of such entity. Notwithstanding the foregoing, that Consultant shall not be issued, at any time during the Term (as defined below) of the Consulting Agreement or extension thereof, such number of shares of Common Stock of the Company that would result in the Consultant beneficially owning more than 9.99% of the Company’s issued and outstanding Common Stock.

The term of the Consulting Agreement is for six (6) months, commencing on the date of the Consulting Agreement and the Consultant’s receipt of the Shares (the “Term”), subject to earlier termination by the Company upon thirty (30) days’ prior notice or as required by applicable law.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure provided above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On June 28, 2019, the Company issued the five million (5,000,000) Shares to the Consultant pursuant to the terms and conditions of the Consulting Agreement.

When issuing the Shares, the Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, available to it under Section 4(a)(2) thereunder as a transaction by an issuer not involving any public offering of securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement dated June 28, 2019, between One Horizon Group, Inc. and One Percent Investments, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Dated: July 11, 2019	By:	/s/ Mark White
Name: Mark White
Title: President and Chief Executive Officer

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